EXHIBIT 10.08

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made and entered into, as of October 18, 2011, by and among COLONIAL COMMERCIAL CORP., a New York corporation (“Debtor”), GOLDMAN ASSOCIATES OF NEW YORK, INC., a New York corporation (the “Subordinated Creditor”), and KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

WHEREAS, Debtor is indebted to the Subordinated Creditor pursuant to a certain Secured Note dated July 29, 2004 in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000), with an outstanding principal balance on the date hereof of Seven Hundred Fifty Thousand Dollars ($750,000) (as amended and as the same may from time to time be further amended, restated or otherwise modified or replaced, the “Subordinated Secured Note”) and that certain Promissory Note dated August 20, 2009 in the original principal amount of One Hundred Seventy-One Thousand Thirty-Three Dollars ($171,033), with an outstanding principal balance on the date hereof of Thirty-Eight Thousand Fifteen Dollars ($38,015) (as the same may from time to time be amended, restated or otherwise modified or replaced, the “Subordinated Promissory Note” and, together with the Subordinated Secured Note, collectively, the “Subordinated Notes”);

WHEREAS, Lender is, contemporaneously herewith, providing financial accommodations to Debtor pursuant to the Credit and Security Agreement by and among Debtor, Universal Supply Group, Inc., a New York corporation, The RAL Supply Group, Inc., a New York corporation, and S&A Supply, Inc., a New York corporation (together with their respective successors and assigns, collectively, “Borrowers” and, individually, each a “Borrower”) and Lender, dated as of the 18th day of October, 2011, (as the same may from time to time be amended, restated or otherwise modified or replaced, the “Credit Agreement”); and

WHEREAS, in order to induce Lender to provide the financial accommodations established pursuant to the Credit Agreement, the Subordinated Creditor desires to and does hereby subordinate, in accordance with the provisions of this Agreement, the indebtedness and other obligations evidenced by the Subordinated Notes, and all other indebtedness owing from Debtor to the Subordinated Creditor, to any and all indebtedness now or hereafter owing by Debtor to Lender in accordance with the provisions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.           Definitions.  As used herein, the following terms shall have the following meanings:

“Proceeding” means that term as defined in Section 11(a)(i) hereof.

“Refinancing” means that term as defined in Section 21 hereof.

“Refinancing Party” means that term as defined in Section 21 hereof.

“Senior Indebtedness” means, collectively, all indebtedness and other obligations of one or more Borrowers and any of their respective affiliates to Lender, or any affiliate thereof, pursuant to the Credit Agreement and any cash management or interest rate protection arrangement with Lender, in each case, whether owing by only one Borrower or by one or more Borrowers with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, or statute or other operation of law, whether incurred directly to Lender (or any affiliate of Lender) or acquired by Lender (or any affiliate of Lender) by purchase, pledge or otherwise and whether participated to or from Lender (or any affiliate of Lender) in whole or in part, including, without limitation, the loans, letters of credit and other financial accommodations granted to one or more Borrowers pursuant to the Credit Agreement, and any extensions, renewals, modifications, and amendments thereof, all accrued interest thereon, and every other liability, now or hereafter owing to Lender (or any affiliate of Lender) by any Borrower or any of their affiliates.

“Subordinated Debt Documents” means the Subordinated Notes, and any other document executed in connection therewith.

“Subordinated Indebtedness” means, collectively, all indebtedness and other obligations evidenced by the Subordinated Debt Documents and any other indebtedness or other obligations now owing, or that hereafter may become owing, from Debtor or any of its affiliates, to the Subordinated Creditor, howsoever such indebtedness and other obligations may be hereafter created, extended, renewed or evidenced.

“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

2.           Subordination of Subordinated Payments.  Except as set forth herein, the Subordinated Indebtedness shall at all times and in all respects be subordinate and junior in right of payment to all Senior Indebtedness.

3.           Restrictions on Subordinated Payments.  Until the Senior Indebtedness shall have been indefeasibly paid in full, no payments of principal or interest, or any other amount payable in connection therewith, shall be made on or with respect to the Subordinated Indebtedness, except as permitted in Section 4 of this Agreement.  In addition, until the Senior Indebtedness shall have been indefeasibly paid in full, the Subordinated Indebtedness shall be subject to the following restrictions:

(a)         The Subordinated Creditor shall not ask for, demand, sue for, accept or receive payment from Debtor or any other person or entity (except as permitted in Section 4 hereof), by set-off or in any other manner, either in whole or in part, on or with respect to, the Subordinated Indebtedness, or any security therefor (other than as permitted pursuant to Section 5 hereof), without obtaining the prior written consent of Lender;

(b)         In the event of (i) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of  Debtor or the proceeds thereof, to creditors of Debtor by reason of the liquidation, dissolution or other winding up of the business of Debtor, or (ii) any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against Debtor for any relief under any bankruptcy or insolvency laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, the Subordinated Creditor covenants that any payment or distribution of any kind or character, either in cash, securities or other property that shall be paid or delivered, or payable or deliverable, upon or with respect to the Subordinated Indebtedness immediately shall be paid or delivered directly to Lender for application on the Senior Indebtedness, whether or not due, until the Senior Indebtedness first shall have been fully paid and satisfied; and

(c)         So long as any portion of the Senior Indebtedness remains outstanding, the Subordinated Creditor shall not enforce any judgment that it might obtain with respect to the Subordinated Indebtedness (including, without limitation, execution, attachment or foreclosure of judgment liens against any assets of Debtor or any affiliate of Debtor or any other person or entity) without obtaining the prior written consent of Lender, regardless of whether Debtor is in default of any of its obligations to the Subordinated Creditor under the Subordinated Indebtedness.

4.           Permitted Payments.  Notwithstanding the provisions hereof, Debtor may make, and the Subordinated Creditor may receive from Debtor, regularly scheduled payments of principal and interest to the Subordinated Creditor under the Subordinated Debt Documents, so long as (a) the Subordinated Creditor is not in breach or violation of this Agreement, (b) no event of default, or event with which the passage of time or the giving of notice, or both, would constitute an event of default (collectively, a “Default”) has occurred under the Credit Agreement or any loan document executed in connection therewith, and (c) no Default will occur as a result of any such payment.  Anything in this Section 4 to the contrary notwithstanding, in the event that Lender notifies the Subordinated Creditor of such breach or violation of this Agreement or that a Default has occurred or will occur under the Credit Agreement, then the Subordinated Creditor may not receive any further payments on the Subordinated Debt Documents unless and until Lender notifies Debtor and the Subordinated Creditor that a payment may be made.  In the event that the Subordinated Creditor receives any such payment that is not otherwise permitted under this Section 4, the provisions of Section 8 hereof shall apply.

5.           Permitted Security.

(a)         Lender hereby consents to the security interests of the Subordinated Creditor in the collateral set forth on Exhibit C hereto (the “Subordinated Creditor Collateral”).

(b)         The Subordinated Creditor hereby subordinates its existing and any future security interests in the Subordinated Creditor Collateral to the existing and any future security interests of Lender, in any assets of Debtor or any of its affiliates, whether or not perfected.

(c)         The Subordinated Creditor agrees that, anything contained in any documents evidencing the Subordinated Indebtedness, any U.C.C. Financing Statement or any existing or future agreement between the Subordinated Creditor and Debtor to the contrary notwithstanding, the Subordinated Creditor does not presently hold, and shall not obtain or acquire, without the prior written consent of Lender, any security interest, lien or other interest in any equipment, assets, or real or other property of Debtor or any of its affiliates, other than the Subordinated Creditor Collateral.

(d)         The Subordinated Creditor agrees that each U.C.C. Financing Statement and any other evidence or notice of its security interest or lien on any equipment, assets or real or other property of Debtor shall be limited to the Subordinated Creditor Collateral and shall contain a statement, in form satisfactory to Lender, that Subordinated Creditor’s security interest and/or lien is subordinated to the security interest of Lender and that certain rights and remedies of the Subordinated Creditor are subject to the terms of this Agreement.  If any security interest of the Subordinated Creditor shall be perfected or filed of record prior to the security interest of Lender, then, upon request of Lender, the Subordinated Creditor shall promptly release such filing and file and perfect subsequent to Lender, or any Refinancing Party, as hereinafter defined.  In the event that the Subordinated Creditor fails to so release its security interest as aforesaid, Lender is hereby given an irrevocable power of attorney to so release such security interest.

(e)         Without limiting the provisions of Section 4 above, the Subordinated Creditor agrees that it will not enforce or apply its security interests in or liens upon, or in any manner interfere with, any of the Subordinated Creditor Collateral or any other equipment, assets or real or other property of Debtor or any of its affiliates, unless and until Lender has advised the Subordinated Creditor in writing that Borrowers have indefeasibly satisfied in full all Senior Indebtedness to Lender.  In this regard, the Subordinated Creditor agrees that it will not seek to notify account debtors or other obligors of its subordinated security interest in the proceeds of the Subordinated Creditor Collateral, nor will Subordinated Creditor collect such proceeds or otherwise enforce or apply its security interests in the proceeds of the Subordinated Creditor Collateral, unless and until Lender has advised the Subordinated Creditor in writing, that Borrowers have indefeasibly satisfied, in full, the Senior Indebtedness.

(f)          Pending receipt of the notice from Lender referred to in Section 5(e) above, the Subordinated Creditor (i) agrees that the Subordinated Creditor shall not assert any claim for marshalling, (ii) consents to the disposition of the Subordinated Creditor Collateral by Lender in a commercially reasonably manner and on commercially reasonable terms or, if Lender requests, by Debtor or any of Debtor’s affiliates, or any successor to any such party, including a trustee in bankruptcy, (iii) shall, at Lender’s request, in connection with the disposition of any of the Subordinated Creditor Collateral in a commercially reasonable manner and on commercially reasonable terms, release its security interest in the Subordinated Creditor Collateral upon the disposition thereof; provided that such release shall not impair the security interest and/or lien of the Subordinated Creditor upon any remaining proceeds of such disposition after the full payment of the Senior Indebtedness to Lender.  In the event that the Subordinated Creditor fails to so release its security interest as aforesaid, Lender is hereby given an irrevocable power of attorney to so release such security interest, and to use its sole, but reasonable, discretion to determine if such sale has been in a commercially reasonable manner and on commercially reasonable terms.

(g)           Proceeds of the Subordinated Creditor Collateral include insurance proceeds arising from the theft, destruction, casualty or other loss (including business interruption) of or to the Subordinated Creditor Collateral, and the priority of Lender and the Subordinated Creditor provided for herein shall apply to such proceeds.  Lender shall have the sole and exclusive right to adjust or enforce settlement of insurance claims in the event of any covered theft, destruction, casualty or other loss (including business interruption) of or to any assets of Debtor or any of its affiliates.  All proceeds of such insurance shall inure to Lender; provided that, after full payment of all Senior Indebtedness to Lender owing by Borrowers, any remaining insurance proceeds received by Lender shall be remitted to the Subordinated Creditor or otherwise as required by law.

6.           Priorities.          The subordinations and priorities specified in this Agreement are applicable irrespective of (a) the time or order of attachment or perfection of security interests or other interests referred to herein, (b) the time and order of filing of U.C.C. Financing Statement, (c) the acquisition of purchase money or other security interests or the time of giving or failure to give notice of the acquisition or expected acquisition or purchase money or other security interests, (d) any provisions of the Uniform Commercial Code as adopted in the State of New York or any applicable law or decision, (e) the terms of the Credit Agreement or the Subordinated Debt Documents or other evidence of indebtedness, or (f) whether Lender (or any affiliate thereof) or the Subordinated Creditor holds possession of any assets of Debtor or its affiliates, or the Subordinated Creditor Collateral, and are applicable irrespective of whether such security interests or other interests have been perfected.  The Subordinated Creditor hereby covenants that the Subordinated Creditor will only perfect its security interest in the Subordinated Creditor Collateral through the filing of a U.C.C. Financing Statement that has been approved in writing by Lender prior to the filing thereof.  The Subordinated Creditor agrees with Lender that it will take no further action to perfect by “possession”, “control”, filing with any federal agency or any other method of perfection.  Any Subordinated Creditor Collateral, or other property of Debtor or any of its affiliates, in the possession of the Subordinated Creditor shall be held in trust solely for the benefit of Lender until such time as the Senior Indebtedness shall have been irrevocably paid in full.

7.           Appointment of Power of Attorney.  The Subordinated Creditor hereby irrevocably authorizes, appoints, and empowers Lender to (if the Subordinated Creditor refuses to do so within two business days after request of Lender) demand, sue for, collect, and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings, in Lender’s own name or in the name of and as attorney-in-fact for the Subordinated Creditor, as Lender may deem necessary or advisable for the enforcement of this Agreement; and the Subordinated Creditor shall execute and deliver to Lender such powers of attorney, assignments, or other instruments as may be requested by Lender to enable Lender to enforce any and all claims upon or with respect to the Subordinated Indebtedness and any security therefor and to collect and receive all payments or distributions that may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness.

8.           Delivery of Payments to Lender.  Except for the payments permitted pursuant to Section 4 of this Agreement, if any payment, distribution, security (other than as permitted pursuant to Section 5 above) or proceeds thereof is received by the Subordinated Creditor upon or with respect to any indebtedness of Debtor to the Subordinated Creditor (including the Subordinated Indebtedness) prior to the satisfaction in full of the Senior Indebtedness by each Borrower, the Subordinated Creditor shall receive and hold such payment, distribution, security or proceeds in trust for Lender and immediately shall deliver the same to Lender in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor where necessary), for application to the Senior Indebtedness, whether or not due, and until so delivered the same shall be held in trust by the Subordinated Creditor as property of Lender.  In the event of the failure of the Subordinated Creditor to make any such endorsement or assignment, Lender, or any of its officers or employees, hereby irrevocably is constituted and appointed attorney-in-fact of the Subordinated Creditor with full power to make the same.

9.           Assignment of Claims.  The Subordinated Creditor shall not assign or transfer any claim, or suffer or permit the creation or attachment of any lien, claim, encumbrance, hypothecation or pledge upon any claim, that the Subordinated Creditor has or may have against Debtor, or with respect to the Subordinated Indebtedness, while any portion of the Senior Indebtedness remains unpaid, unless such assignment or transfer is made (a) expressly subject to this Agreement, and (b) upon obtaining Lender’s prior written consent to such an assignment or transfer.

10.         No Challenge to Senior Indebtedness or Liens.  The Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Indebtedness, the Credit Agreement or any security or other document executed in connection therewith, or in connection with any Refinancing, as hereinafter defined, or the liens and security interests of Lender or any Refinancing Party, as hereinafter defined, in the collateral securing the Senior Indebtedness.

11.         Proceedings and Distributions.

(a)         For the purposes of this Section 11, the following terms shall have the following meanings:

(i)           “Proceeding” means any assignment by Debtor for the benefit of creditors, or any filing of a voluntary petition by or involuntary petition against Debtor pursuant to any chapter of the federal bankruptcy code, or any institution of a voluntary proceeding by or involuntary proceeding against Debtor under any other federal or state law relating to relief of debtors, or any appointment of a receiver, trustee or liquidator of Debtor or of all or a substantial part of its assets, or any liquidation or dissolution of Debtor, or any other marshaling of the assets and liabilities of Debtor; and

(ii)          “Distributions” means, collectively, all cash securities and other properties payable or otherwise distributable on or in respect of the Subordinated Indebtedness in any Proceeding;

(b)         In any Proceeding, Lender shall have the right, but not the duty, to prepare and file a proof of claim based upon the Subordinated Indebtedness and to vote and otherwise enforce and use the same in such manner as Lender shall deem advisable; provided that, if Lender fails to file such proof of claim on or before the fifth day next preceding the last day permitted for such filing, the Subordinated Creditor shall give Lender written notice of such failure and thereupon file a proof of claim, based on the Subordinated Indebtedness and giving effect to this Agreement.  In each such Proceeding, the Subordinated Creditor shall, at no cost or expense to Lender, furnish such witnesses and such supporting records and other data, execute and deliver such writings, and make and do all such other and further acts and things as Lender may request; and

(c)          Lender shall be entitled to receive Distributions in respect of the Subordinated  Indebtedness until the Senior Indebtedness has been paid in full (including, but not limited to, all interest accruing from time to time on the Senior Indebtedness after the commencement of any Proceeding, whether or not a claim for such interest is allowable under such Proceeding).  All Distributions (other than cash and bearer instruments) shall be issued in Lender’s name, and all Distributions, whatever the form thereof, shall be delivered directly to Lender.  No one delivering any Distributions to Lender shall have any responsibility to follow Lender’s application thereof.  If, for any reason, the Subordinated Creditor shall receive any payment of or security for or Distribution in respect of the Subordinated Indebtedness, or any part thereof, before payment in full of the Senior Indebtedness (including, but not limited to, all interest accruing from time to time on the Senior Indebtedness after the commencement of any Proceeding, whether or not a claim for such interest is allowable under such Proceeding), the Subordinated Creditor shall receive the same in trust and shall deliver the same, in the form received, directly to Lender.  The Subordinated Creditor shall execute and deliver such endorsements, assignments, transfer powers and other writings in respect of the foregoing as Lender may from time to time demand, and Lender shall have the right to execute and deliver the same for and on behalf of the Subordinated Creditor and in the name of the Subordinated Creditor whenever the Subordinated Creditor omits doing so.

12.         Legend.  The Subordinated Notes, and any other instrument evidencing any of the Subordinated Indebtedness, or any portion thereof, shall bear the following legend (or other similar language reasonably satisfactory to Lender) on the first page thereof: “THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE TO THE INDEBTEDNESS OF THE MAKER (OR ANY SUCCESSOR THERETO) TO KEYBANK NATIONAL ASSOCIATION AND ITS SUCCESSORS AND ASSIGNS PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED OCTOBER 18, 2011, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED OR OTHERWISE MODIFIED (OR ANY SUCCESSOR AGREEMENT WHICH REPLACES AND REFERENCES SUCH AGREEMENT).”

13.         Representation of the Subordinated Creditor; Amendment of Subordinated Debt Documents.  The Subordinated Creditor represents and warrants to Lender that, as of the date hereof, the entire indebtedness of Debtor to the Subordinated Creditor is evidenced by the Subordinated Debt Documents.  Copies of all of the Subordinated Debt Documents have been delivered to Lender and a copy of the Subordinated Secured Note is attached hereto as Exhibit A and a copy of the Subordinated Promissory Note is attached hereto as Exhibit B.  None of the Subordinated Debt Documents may be amended or modified in any respect without the prior written consent of Lender (which consent shall not be unreasonably withheld).

14.         Additional Agreements with Lender.  At any time, and from time to time, Lender may enter into any agreements with one or more Borrowers as Lender may deem proper, including extending the time of payment or renewing, increasing the amount, or otherwise altering the terms of the Credit Agreement or any document executed in connection therewith or affecting the security or guaranties, if any, underlying any or all of such obligations, or may exchange, sell, or surrender or otherwise deal with any such security or guaranties, or may release any balance of funds of one or more Borrowers, with Lender, without notice to the Subordinated Creditor, and without in any way impairing or affecting this Agreement thereby.

15.         Reliance by Lender on the Subordinated Creditor.  The Subordinated Creditor hereby consents and covenants that all obligations and liabilities of each Borrower to Lender shall be deemed to have been made or incurred, in part, in reliance upon this Agreement.

16.         Waiver of Lender’s Rights.  No waiver shall be deemed to be made by Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of Lender.  Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of Lender or the obligations of the Subordinated Creditor to Lender in any other respect at any other time.

17.         Waiver of Notice and Successors and Assigns.  The undersigned hereby waive (a) notice of acceptance of this Agreement; (b) notice of the existence, creation, extension, refunding, refinancing or non-payment of all or any of the Senior Indebtedness; (c) all diligence in collection or protection of or realization upon the Senior Indebtedness, or any part thereof or any security therefor; and (d) notice of the release, waiver or cancellation of any obligors or guarantors of all or any portion of the Senior Indebtedness or any security therefor.  This Agreement shall be immediately binding upon Debtor and the Subordinated Creditor, and its successors and permitted assigns, and the subordination described herein shall inure to the benefit of Lender and its successors and assigns.

18.         Governing Law.  This Agreement shall be construed according to the laws of the State of New York, without regard to principles of conflicts of laws.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.         Entire Agreement.  This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

20.           Nonwaiver of Payments.  In the event that the Subordinated Creditor is required to pay to Lender any funds or other property that the Subordinated Creditor receives from Debtor or any of its affiliates, or in respect of the Subordinated Indebtedness other than as permitted under Section 4 hereof, Lender and Debtor acknowledge that the Subordinated Creditor shall not have waived the rights of the Subordinated Creditor to payment in full under the Subordinated Debt Documents, subject, however, to the terms of this Agreement.

21.           Refinancing of Senior Indebtedness.  Lender may, from time to time, without notice to the undersigned, assign or transfer any or all of the Senior Indebtedness or any interest therein or permit another person or entity (a “Refinancing Party”) to extend credit to one or more Borrowers to enable any such Borrower to repay all or a portion of the Senior Indebtedness (a “Refinancing”), and, notwithstanding any such assignment, transfer or Refinancing or any subsequent assignment, transfer or Refinancing, such indebtedness shall be and remain Senior Indebtedness for the purposes of this Agreement, and every immediate and successive assignee, transferee or Refinancing Party of any of the Senior Indebtedness or of any interest therein, including, without limitation, any Refinancing Party, shall, to the extent of the interest of such assignee, transferee or Refinancing Party in the Senior Indebtedness, be entitled to the rights and benefits of this Agreement to the same extent as if such assignee, transferee or Refinancing Party were Lender, and have the same irrevocable powers of attorney granted hereunder to Lender.  On and after the date of the Refinancing, (a) such Refinancing Party shall be deemed to be Lender hereunder, (b) references to the Senior Indebtedness shall be deemed to be the obligations owing to the Refinancing Party, and (c) references to the loan documents of Lender shall be deemed to refer to the loan documents of the Refinancing Party.  In connection with any Refinancing, the Subordinated Creditor agrees, promptly upon request of the Refinancing Party, to correct any material defect or error that may be discovered in this Agreement, such that the Refinancing Party fails to obtain the full benefits intended by this Agreement.

22.           Effect on Security Interests.  Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the security interests or liens that each of the parties has in any assets of Debtor, whether tangible or intangible, insofar as the rights of Debtor or any of its affiliates or other third parties not parties hereto are involved.  The parties hereto specifically reserve any and all of their respective rights, security interests and rights to assert security interests as against Debtor or any of its affiliates, and any third parties.

23.           Termination.  The subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect until all of the Senior Indebtedness has been indefeasibly paid in full and all commitments to each Borrower from Lender (including any Refinancing Party) have been terminated, regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with any Borrower.

24.           Counterparts.  This Agreement may be executed in any number of counterparts, by different parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, and all of which taken together shall constitute but one and the same Agreement.

25.           Notice.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to Debtor, Lender or the Subordinated Creditor, as the case may be, addressed to the address of Debtor, Lender or the Subordinated Creditor, as the case may be, specified on the signature page of this Agreement.  All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two business days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt.  All notices hereunder shall not be effective until received.

26.           Jurisdiction and Venue.  All judicial proceedings arising out of or relating to this Agreement or any obligation hereunder may be brought in any state or federal court sitting in New York County, New York, and by their respective execution and delivery of this Agreement, the undersigned accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum nonconveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

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JURY TRIAL WAIVER.  THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE SUBORDINATED CREDITOR, DEBTOR, AND LENDER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Subordination Agreement as of the date first set forth above.

Address: 275 Wagaraw Road	COLONIAL COMMERCIAL CORP.
Hawthorne, NJ 07506
Attention: William Pagano	By:
William Pagano
Chief Executive Officer

Address: 127 Public Square	KEYBANK NATIONAL ASSOCIATION
Cleveland, Ohio 44114
Attention: Asset Based Lending	By:
Nadine M. Eames
Vice President

Address: 17305 St. James Court	GOLDMAN ASSOCIATES OF NEW YORK,
Boca Raton, FL 33496	INC.
Attention: Michael Goldman
By:
Name:
Title:

Signature Page to
Subordination Agreement

EXHIBIT A

SUBORDINATED SECURED NOTE

Please see attached.

EXHIBIT B

SUBORDINATED PROMISSORY NOTE

Please see attached.

EXHIBIT C

SUBORDINATED CREDITOR COLLATERAL

All personal and fixture property of every kind and nature including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, electronic chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit, letter-of-credit rights, supporting obligations of every nature, and general intangibles including, without limitation, all tax refund claims, license fees, patents, paten applications, trade secrets and know-how (whether or not patentable or patented), trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which (i) the Grantor operates or has authority to operate, (ii) the Grantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others, or (iii) others possess, use, or have authority to possess or use property (whether tangible or intangible) of the Grantor, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications, and schematics.